LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	The
undersigned hereby constitutes and appoints Marc A. Crisafulli, Denise M. Ogilvie, Michael K. Prescott, Martin J. Ahlijanian, Robert A. Arena and Miriam A. Ross, or each of them (the "Authorized Persons") as the undersigned's true and lawful attorneys-in-fact, with full power and authority to:

1.	execute and file on the undersigned's behalf all Forms
3, 4, and 5 (including any amendments thereto) with respect to the securities of GTECH Holdings Corporation (the "Company"), with the United States Securities and Exchange Commission, any stock exchange or similar authority, as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the "Exchange Act");

(2)	seek
or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

(3)	perform any and all other acts which in
the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The
undersigned acknowledges that:

(1)	this Power of Attorney authorizes,
but does not require, such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

(2)	any documents prepared and/or
executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

(3)	neither the Company nor
such attorney-in-fact assumes (i) any liability for the undersigned's responsibility to comply with the requirement of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act;
and

(4)	this Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under
Section 16 of the Exchange Act.

	The undersigned hereby gives and grants
the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that such attorneys-in-fact of, for an on behalf of he undersigned, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney.

	This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of or transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to such attorneys-in-fact.



                                                /s/ Christine M.
Cournoyer

_____________________________
						Signature


Christine M. Cournoyer

_____________________________
						Print Name



                                                July 21, 2003

_____________________________

Date